Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWS CORPORATION AND THE NEW NEWS CORPORATION EXECUTE PREVIOUSLY ANNOUNCED STOCKHOLDER RIGHTS AGREEMENTS

NEW YORK, NY, June 14, 2013 – News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) (the “Company”) and new News Corporation today announced that, in advance of the separation of the Company into two distinct publicly traded companies (the “Separation”), 21st Century Fox (which will be the new name of the Company after the Separation) and the new News Corporation, the Company and the new News Corporation have each entered into the previously announced stockholder rights agreements as of June 14, 2013. In connection with the rights agreements, the Company and the new News Corporation will distribute one right for each outstanding share of their common stock held by all stockholders at the close of business on June 21, 2013, with the distribution conditioned upon the completion of the separation. Each right entitles the holder to purchase one one-thousandth of a share of 21st Century Fox Series A junior participating preferred stock or the new News Corporation Series A junior participating preferred stock (each subject to anti-dilution provisions), as applicable, upon the occurrence of certain triggering events. The purchase price for the 21st Century Fox Series A junior participating preferred stock and the new News Corporation Series A junior participating preferred stock will be the exercise price of $150.00 and $90.00, respectively, subject to certain adjustments. The rights agreements will expire on May 24, 2014, in the case of the Company, or one year after the date of the Separation, in the case of the new News Corporation.

The Company has considered that there may be significant volume of trading in shares of 21st Century Fox and the new News Corporation around the time of the Separation, and for a period thereafter. The respective rights agreements are intended to protect the stockholders of the Company and of the new News Corporation from efforts to obtain control of such companies that their respective Boards of Directors determine are not in the best interests of the companies and their respective stockholders. The rights agreements are not intended to interfere with any merger, tender or exchange offer or other business transaction approved by either the Board of Directors of 21st Century Fox or the Board of Directors of the new News Corporation, and such rights agreements do not prevent either Board of Directors from considering any offer that it considers to be in the best interest of its stockholders.

Under the rights agreements, each outstanding share of common stock of 21st Century Fox and the new News Corporation, as applicable, will have attached to it one right, with the distribution of the rights by dividend to be conditioned upon consummation of the Separation. Initially, the rights will be represented by the common stock of 21st Century Fox or the new News Corporation, as applicable, and will not be traded separately from the common stock and will not be exercisable.

As previously announced, after May 24, 2013, any acquisition of shares of voting common stock of the Company or the new News Corporation, whether as a result of acquiring shares representing the new News Corporation voting common stock in the when-issued trading market or shares of 21st Century Fox voting common stock in the ex-dividend market, or otherwise, will be taken into account in calculating the beneficial ownership of a person or group for the purposes of determining whether the rights have become exercisable.

The rights will become exercisable for common stock of the Company or the new News Corporation, as applicable, only if, a person or group obtains beneficial ownership (defined to include stock which a person has the right to acquire, regardless of whether such right is subject to the passage of time or the satisfaction of conditions), including by means of a tender offer, of 15% or more of the applicable company’s voting common stock, at which time, unless the applicable Board of Directors redeems the rights, each right would enable the holder of such right to buy additional shares of common stock of the Company or the new News Corporation, as applicable. Following the acquisition of 15% or more of the applicable company’s voting common stock, each right will entitle its holder (other than the acquiring person or group) to purchase, at the exercise price (subject to adjustments provided in the rights agreements), a number of shares of the applicable company’s voting or non-voting common stock, as applicable, having a then-current market value of twice the exercise price, and in the event of a subsequent merger into, consolidation with, or transfer of 50% or more of the company’s consolidated assets or earning power to another unaffiliated entity, to purchase, at the exercise price, a number of shares of common stock of the acquiring entity having a then-current market value of twice the exercise price.

The rights will not become exercisable by virtue of any person’s or group’s beneficial ownership, including K. Rupert Murdoch, members of his immediate family and the Murdoch Family Trust, as of May 24, 2013, of 15% or more of the voting common stock of the Company or the new News Corporation, as applicable, unless such person or group acquires beneficial ownership of additional shares of the applicable company’s voting common stock thereafter.

Either Board of Directors may redeem the applicable rights, in whole, but not in part, at a price of $0.001 per right (subject to certain adjustments), or amend the applicable rights agreement to change the expiration date of the rights at any time prior to the earlier of the date that is 10 business days (unless extended by the applicable Board of Directors in certain circumstances) following such time as any person or group acquires 15% or more of voting common stock and the expiration date of the rights.

Until a right is exercised, its holder, as such, will have no rights as a stockholder of the Company or the new News Corporation, as applicable, with respect to such rights, including, without limitation, the right to vote or to receive dividends. For so long as the rights continue to be associated with the Company’s or the new News Corporation’s common stock, each new share of the Company’s or the new News Corporation’s common stock issued will have attached to it a right. Stockholders will not be required to pay any separate consideration for the rights issued with the common stock.

Additional details about the stockholder holders rights agreements will be contained in a Form 8-K to be filed by the Company and in Amendment No. 6 to new News Corporation’s Registration Statement on Form 10 filed by new News Corporation on June 13, 2013 with the Securities and Exchange Commission.

News Corporation Separation

On June 28, 2012, News Corporation announced its intent to pursue the separation of its business into two separate independent companies, one of which will hold the Company’s global media and entertainment businesses and the other which will hold the businesses comprising News Corporation’s newspapers, information services and integrated marketing services, digital real estate services, book publishing, digital education and sports programming and pay-TV distribution in Australia.

About News Corporation

News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) had total assets as of March 31, 2013 of approximately US$68 billion and total annual revenues of approximately US$35 billion. News Corporation is a diversified global media company with operations in six industry segments: cable network programming; filmed entertainment; television; direct broadcast satellite television; publishing; and other. The activities of News Corporation are conducted principally in the United States, Continental Europe, the United Kingdom, Australia, Asia and Latin America.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance, including its expectations with respect to the proposed transaction. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. In addition, actual plans, actions and results relating to the proposed transaction may differ materially from current expectations as a result of certain risks and uncertainties, including but not limited to: unanticipated developments that delay or negatively impact the proposed transaction; changes in market conditions; disruption to business operations as a result of the proposed transaction; the inability to retain key personnel; and the other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. There can be no assurance that the proposed transaction will be completed as anticipated or at all. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

For more information about News Corporation, please visit www.newscorp.com.

Press Contacts:

Julie Henderson

212-852-7070

jhenderson@newscorp.com

Nathaniel Brown

212-852-7746

nbrown@newscorp.com

Investor Relations Contacts:

Reed Nolte

212-852-7092

rnolte@newscorp.com

Joe Dorrego

212-852-7856

jdorrego@newscorp.com

1211 AVENUE OF THE AMERICAS · NEW YORK, NEW YORK 10036 · newscorp.com